Investor Contact:	John S. Brittain 441.294.6350

Media Contact:	Sabrena E. Tufts 441.294.6377

For Immediate Release

QUANTA CAPITAL HOLDINGS ANNOUNCES PARTICIPATION IN FINANCIAL
CONFERENCES

Hamilton, Bermuda – (Business Wire) – November 29, 2004 — Quanta Capital Holdings Ltd. (NASDAQ: QNTA), a company that provides specialty insurance, reinsurance, and risk consulting services through its subsidiaries, announced today that Tobey J. Russ, Chairman and Chief Executive Officer of Quanta, is scheduled to present at two financial conferences during the week of November 29th: Friedman Billings Ramsey (FBR) 11th Annual Investor Conference and the Lehman 2004 Global Reinsurance Briefing.

Mr. Russ' presentation before the FBR Conference will take place on Tuesday, November 30, 2004 at 11:00 a.m. Eastern Daylight Time in New York, New York. The presentation will be available via a live, listen-only, web cast at www.quantaholdings.com at approximately 11:00 a.m. Eastern Daylight Time on November 30th. The archived web cast will be available for 90 days after the presentation.

The Lehman 2004 Global Reinsurance Briefing is also being held in New York. Mr. Russ will participate in a panel discussion on Thursday, December 2, 2004.

Quanta Capital Holdings Ltd., a Bermuda holding company, provides specialty insurance, reinsurance, risk assessment and risk consulting products and services through its subsidiaries. Through operations in Bermuda, the United States, Ireland and the United Kingdom, Quanta focuses on writing coverage for specialized classes of risk through a team of experienced, technically qualified underwriters. The company offers specialty insurance and reinsurance products that often require extensive technical underwriting skills, risk assessment resources and engineering expertise. Quanta is listed on the NASDAQ stock market and trades under the symbol QNTA.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors are detailed in the company's filings with the U.S. Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements to reflect subsequent events or circumstances.